EXHIBIT 4.5
FIFTH SUPPLEMENTAL INDENTURE
     This Fifth Supplemental Indenture, dated as of May 31, 2006 (this “Fifth Supplemental Indenture”), among R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the “Company”) and Reynolds American Inc., a North Carolina corporation, R. J. Reynolds Tobacco Company, a North Carolina corporation, RJR Acquisition Corp., a Delaware corporation, GMB, Inc., a North Carolina corporation, FHS, Inc., a Delaware corporation, and R. J. Reynolds Tobacco Co., a Delaware corporation, (collectively, the “Guarantors”), and The Bank of New York Trust Company, N.A., as Trustee under the Indenture referred to below.
WITNESSETH:
     WHEREAS, the Company, the Guarantors, and the Trustee are parties to an Indenture, dated as of May 15, 1999 (as amended, supplemented, waived or otherwise modified, the “Indenture”), pursuant to which an aggregate principal amount of $200,000,000 of the Company’s 7 7/8% Notes due 2009 (the “Notes”) remain outstanding; and
     WHEREAS, the Third Amended and Restated Credit Agreement, dated as of July 30, 2004, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lending institutions named on the signature pages thereof (the “Third Amended and Restated Credit Agreement”), has been replaced by that certain Fourth Amended and Restated Credit Agreement, dated as of May 31, 2006, among Reynolds American, Inc. (“RAI”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lending institutions named on the signature pages thereof (the “Fourth Amended and Restated Credit Agreement”); and
     WHEREAS, the Company and the Guarantors have determined that it is desirable to confirm and agree that (i) for purposes of the Indenture, the Fourth Amended and Restated Credit Agreement constitutes a refinancing and replacement of the Third Amended and Restated Credit Agreement and thus should be encompassed by the definition of Bank Credit Agreement in the Indenture, and (ii) RAI, which is the borrower under the Fourth Amended and Restated Credit Agreement rather than a guarantor, shall not as a result of its new status be released as a Guarantor under the Indenture; and
     WHEREAS, pursuant to Section IX.1 of the Indenture, the Company, the Guarantors, and the Trustee are authorized or permitted to execute and deliver this Fifth Supplemental Indenture to amend the Indenture, without the consent of any Noteholder;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Fifth Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Amendments to Indenture
     SECTION 2.1 Definition of Bank Credit Agreement. The Indenture is hereby amended so that the term “Bank Credit Agreement” as used in the Indenture shall mean the Fourth Amended and Restated Credit Agreement, dated as of May 31, 2006, among Reynolds American, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lending institutions named on the signature pages thereof, as such agreement may be amended, modified, renewed, refunded, restated, refinanced or replaced from time to time.
     SECTION 2.2 RAI as Guarantor. RAI shall remain as a Guarantor under Article X of the Indenture so long as it is either a borrower under, or party to, the Bank Credit Agreement, as defined above, or a Bank Credit Agreement Guarantor.
     SECTION 2.3 Packaging No Longer Guarantor. The parties hereby acknowledge that RJR Packaging, LLC is not a guarantor of the Fourth Amended and Restated Credit Agreement and accordingly is no longer a Guarantor under the Indenture.
ARTICLE III
Miscellaneous
     SECTION 3.1 Notices. All notices and other communications to a Guarantor shall be given as provided in the Indenture to the Guarantor at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
     SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fifth Supplemental Indenture or the Indenture or any provision herein or therein contained.
     SECTION 3.3 Governing Law. This Fifth Supplemental Indenture shall be governed by the laws of the State of New York.

     SECTION 3.4 Severability Clause. In any case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     SECTION 3.5 Ratification of Indenture; Fifth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity of this Fifth Supplemental Indenture.
     SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Fifth Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     SECTION 3.7 Headings. The headings of the Articles and the sections in this Fifth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

Address: 401 North Main Street Winston-Salem, NC 27102	R.J. REYNOLDS TOBACCO HOLDINGS, INC.
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President & Treasurer

Address: 401 North Main Street Winston-Salem, NC 27102	REYNOLDS AMERICAN INC., as a guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President & Treasurer

Address: 1007 N. Orange Street Suite 1402 Wilmington, DE 19801	RJR ACQUISITION CORP., as a Guarantor
	By:	/s/ McDara P. Folan, III
		Name:	McDara P. Folan, III
		Title:	Vice President & Assistant Secretary

Address: 401 North Main Street Winston-Salem, NC 27102	R. J. REYNOLDS TOBACCO COMPANY, as a Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President & Treasurer

Address: 401 North Main Street Winston-Salem, NC 27102	R. J. REYNOLDS TOBACCO CO., as a Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President & Treasurer

Address: Suite 1402 Wilmington, DE 19801 1007 N. Orange Street	FHS, INC., as a Guarantor
	By:	/s/ Kathryn A. Premo
		Name:	Kathryn A. Premo
		Title:	Treasurer

Address: 401 North Main Street Winston-Salem, NC 27102	GMB, INC., as a Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Sean Julien
	Name:	Sean Julien
	Title:	Assistant Treasurer

5